UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 31, 2011

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On August 31, 2011, during the late breaking poster session at the 29th International Epilepsy Congress (IEC) in Rome, Italy, Dr. Alison Pack, Associate Professor of Clinical Neurology, Columbia University Medical Center, presented the results of a retrospective study of medical claims data on oral clefts (OC) and major congenital malformations (MCMs) associated with in utero topiramate exposure.  As previously reported on July 20, 2011, the study concluded that there was no significant increased risk of oral cleft or major congenital malformations in infants with topiramate exposure during pregnancy.

The study was conducted using medical claims and pharmacy prescription data from the Wolters Kluwer Pharma Solutions Source® Lx Patient Longitudinal Database, which identified 778 mother-infant dyads exposed to topiramate within 10 months prior to giving birth. The incident rate of OC and MCM in the topiramate exposed group was compared to OC and MCM incident rates in three non-topiramate exposed control groups: an antiepileptic drug (AED) group, an epilepsy group, and a diabetes group. The study found that there were no significant differences in oral clefts or major congenital malformations between the topiramate group and the AED or epilepsy groups. The risk for MCMs in infants born to diabetic mothers was significantly higher than in the other cohorts, including the infants exposed to topirmate in utero. The rates seen in the Diabetes control group are comparable to that reported in the literature.

Results of the study are as follows:

Groups	Dyads	# OC	% OC	Relative Risk (95% CI)	# MCM	% MCM	Relative Risk (95% CI)
Topiramate	778	2	0.26		32	4.11
AED	3,431	7	0.20	1.26 (0.26, 6.05)	120	3.50	1.18 (0.80, 1.72)
Epilepsy	2,307	7	0.30	0.85 (0.18, 4.07)	109	4.72	0.87 (0.59, 1.28)
Diabetes	13,083	36	0.28	0.93 (0.23, 3.87)	878	6.71	0.61 (0.43, 0.87)
Dataset	100,001	166	0.17	1.55 (0.38, 6.23)	3,961	3.96	1.04 (0.74, 1.46)

No dose relationship was seen for topiramate.  In all groups, known or suspected teratogens, including valproate and phenytoin, were excluded.

The study, funded by VIVUS, was conducted utilizing Wolters Kluwer datasets from the United States and followed patients’ Pharmacy and Medical Claims (January 2003 - December 2010) and covered an estimated 177 million lives. Probable exposure during pregnancy was refined using data on script fill date, days of medication supplied, infant birth date, and ICD-9 codes for birth term. Copies of the poster are available at www.vivus.com. We intend to include the results of this study in the resubmission of the QNEXA New Drug Application along with the results of the FORTRESS study.  The results of the FORTRESS study are expected in the fourth quarter of 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ Lee B. Perry
Lee B. Perry
Vice President and Chief Accounting Officer

Date:  August 31, 2011